SECURITIES AND UNITED STATES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

infoUSA Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle, Omaha, Nebraska 68127

(Address of principal executive offices, including zip code)

(402) 593-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events.

Item 8.01 Other Events.

     On February 10, 2005, infoUSA Inc. (the “Company”) issued a press release announcing that it has proposed to acquire Digital Impact, Inc. (“Digital Impact”) for $2.00 per share in cash. The Company’s proposal has been communicated to the Digital Impact board of directors but has not yet resulted in a substantive discussion regarding the terms of a potential transaction. The Company’s proposal represents a 38% premium over the closing price of Digital Impact common shares on February 10, 2005 of $1.45. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     A MERGER OR TENDER OFFER FOR SHARES OF DIGITAL IMPACT, INC. COMMON STOCK HAS NOT YET COMMENCED. IF A MERGER OR A TENDER OFFER COMMENCES, EACH STOCKHOLDER OF DIGITAL IMPACT SHOULD READ THE PROXY STATEMENT OR TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FREE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV WHEN THE DOCUMENTS BECOME AVAILABLE. STOCKHOLDERS OF DIGITAL IMPACT MAY ALSO OBTAIN COPIES OF THE PROXY STATEMENT OR TENDER OFFER STATEMENT AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FREE BY CONTACTING THE COMPANY WHEN THE DOCUMENTS BECOME AVAILABLE.

     IF A TENDER OFFER IS NOT COMMENCED AND IF THE COMPANY AND DIGITAL IMPACT ENTER INTO A MERGER AGREEMENT, THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED. UNDER SECURITIES AND EXCHANGE COMMISSION RULES, TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE DIGITAL IMPACT STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION. INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS CAN BE FOUND IN THE COMPANY’S PROXY STATEMENT AND ANNUAL REPORTS ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated February 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc. (Registrant)
Date: February 10, 2005	By:	/s/ Raj Das
Raj Das
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 10, 2005.